UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

InterSearch Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Florida	59-3234205
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

222 Kearny Street Suite 550 San Francisco, CA	94108
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.   ☐

Securities Act registration statement file number to which this form relates:              (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, $0.001 par value	American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
n/a	n/a

Explanatory Note:

InterSearch Group, Inc. (the “Registrant”) is filing this Registration Statement on Form 8-A to reflect that effective October 13, 2006, the Registrant’s Common Stock (which has been trading on the Over-the-Counter Bulletin Board) will be listed on the American Stock Exchange.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Common Stock, $0.001 par value, of the Registrant, a Florida corporation, to be registered hereunder is contained under the caption “Description of Securities” in the Prospectus constituting a part of the Registrant’s Registration Statement on Form SB-2 filed by the Registrant with the Securities and Exchange Commission on November 23, 2005, as amended from time to time (the “Registration Statement”), which description is incorporated herein by reference.

Item 2. Exhibits.

Exhibit Number	Document Description
3.1*	Amended and Restated Articles of Incorporation, as amended.

3.2*	Amended and Restated Bylaws.

4.2*	Form of Common Stock Certificate.

4.3*	Form of Warrant issued to Barron Partners L.P.

4.4*	Form of Registration Rights Agreement, dated September 26, 2005, between InterSearch Group, Inc. and Barron Partners L.P. and GunnAllen Financial, Inc.

4.5*	Form of Registration Rights Agreement, dated October 7, 2005, between InterSearch Group, Inc. and GunnAllen Financial, Inc., Craig Black, Jeremiah Callaghan, Terrell Jones, Louis Kaiser, Stuart Kaiser, L. Wayne LeRoux, Russell Mahy, Mitchell Scott, Jeffrey Sime and William Zelasko.

4.6*	Form of Warrant issued to GunnAllen Financial, Inc. and Pacific Summit Securities

4.7**	Form of Registration Rights Agreement, dated July 21, 2006, between InterSearch Group, Inc. and CapitalSouth Partners Fund I Limited Partnership, CapitalSouth Partners Fund II Limited Partnership, and Harbert Mezzanine Partners II SBIC, LP

Exhibit Number	Document Description
4.8***	Form of Common Stock Purchase Warrants, dated July 21, 2006, between InterSearch Group, Inc. and CapitalSouth Partners Fund I Limited Partnership, CapitalSouth Partners Fund II Limited Partnership, and Harbert Mezzanine Partners II SBIC, LP

*	Filed as an exhibit to the Registration Statement (Registration N0. 333-129937) and incorporated herein by reference.
**	Filed as exhibit 10.4 to Form 8-K filed by the Registrant with the Securities and Exchange Commission on July 27, 2006 and incorporated herein by reference.
***	Filed as exhibit 10.3 to Form 8-K filed by the Registrant with the Securities and Exchange Commission on July 27, 2006 and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of San Francisco, State of California, on the 10th day of October, 2006.

INTERSEARCH GROUP, INC.

By:	/s/ Daniel M. O’Donnell
Daniel M. O’Donnell
President and Chief Executive Officer